UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 15, 2007
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 15, 2007, Sensient Technologies Corporation entered into a five year Credit Agreement dated as of June 15, 2007 with a group of banks (including Wells Fargo Bank, National Association, as Arranger and Administrative Agent and the other banks identified on Exhibit 10.1 hereto) for a $300 million revolving credit facility (subject to increase to up to $375 million at Sensient’s request under certain circumstances). Interest is payable at floating rates (at Sensient’s election) based on either: (1) the higher of (a) the prime rate or (b) the federal funds rate plus 0.5%; or (2) a Eurodollar base rate derived from LIBOR plus a margin (initially 72.5 basis points but subject to increase or decrease as Sensient’s senior debt rating and leverage ratio weaken or improve). In addition, Sensient is required to pay an annual facility fee (initially 15 basis points) that also varies based on Sensient’s senior debt rating and leverage ratio.
     Among other requirements, the Credit Agreement requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1, (2) a fixed charge coverage ratio of not less than 2.00 to 1.00, and (3) a consolidated adjusted net worth of at least $505.79 million plus 50% of its consolidated net earnings for each completed fiscal quarter beginning with the quarter ended December 31, 2006. The Credit Agreement also includes other financial covenants similar to those in Sensient’s current bank facility.
     The foregoing is intended to be a general description of the Credit Agreement but does not constitute a full description of it. Reference is made to the full Credit Agreement, which is attached as Exhibit 10.1, and to the related press release, which is furnished as Exhibit 99.1.
     The proceeds of the Credit Agreement will be used to refinance borrowings under Sensient’s existing $225 million revolving credit facility (which will then be terminated), for working capital and for other general corporate purposes, which may include refinancing of up to approximately $90 million of senior notes maturing in December 2007.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished with this Report on Form 8-K:

Exhibit 10.1	Credit Agreement dated as of June 15, 2007

Exhibit 99.1:	Sensient Technologies Corporation Press Release dated June 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Vice President, Secretary and General Counsel
	Date:	June 15, 2007

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement dated as of June 15, 2007

Exhibit 99.1:	Sensient Technologies Corporation Press Release dated June 15, 2007